UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): March 19, 2008

Eden Bioscience Corporation (Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-31499 (Commission File Number)	91-1649604 (IRS Employer Identification No.)

11816 North Creek Parkway N. Bothell, WA (Address of principal executive offices)		98011-8201 (Zip Code)
Registrant's telephone number, including area code: 425-806-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On March 19, 2008, the Compensation Committee of the Board of Directors of Eden Bioscience Corporation (the "Company") approved a bonus plan for Bradley S. Powell, the Company's President and Chief Financial Officer, pursuant to which Mr. Powell will be paid a cash bonus equal to one times his annual base salary upon completion of an acquisition, merger or consolidation to which the Company is a party.  Previously, pursuant to the terms of Mr. Powell's existing employment agreement with the Company, any such bonus, including the amount thereof, was payable only if approved by the Compensation Committee at its sole discretion.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2008	EDEN BIOSCIENCE CORPORATION

	By:	/s/ Bradley S. Powell
Bradley S. Powell
President, Chief Financial Officer & Secretary